EXHIBIT 3.3
CERTIFICATE OF LIMITED PARTNERSHIP
OF
AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.
The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
I.Name. The name of the limited partnership is Americold Realty Operating Partnership, L.P. (the “Partnership”).
II.    Registered Office. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
III.    General Partner. The general partner of the Partnership is Americold Realty Trust and the address for such general partner is 10 Glenlake Parkway, Suite 800, Atlanta, GA 30328.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Americold Realty Operating Partnership, L.P. as of April 1, 2010.
GENERAL PARTNER:
AMERICOLD REALTY TRUST, a Maryland real estate investment trust
By: /s/ Walter Metz
Name: Walter Metz
Title: VP, General Counsel and Secretary